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                                                                   EXHIBIT 10.62

                        RETAINER AND CONSULTING AGREEMENT


        Retainer and Consulting Agreement (this "Agreement") dated as of December 31, 1997 between SUPERIOR NATIONAL INSURANCE GROUP, INC. ("Superior Group"), a Delaware corporation having its principal place of business at 26601 Agoura Road, Calabasas, California 91302, SUPERIOR NATIONAL INSURANCE COMPANY ("Superior National"), a California corporation having its principal place of business at 26601 Agoura Road, Calabasas, California 91302, and SUPERIOR PACIFIC CASUALTY COMPANY ("Superior Pacific"), a California corporation having its principal place of business at 6200 Canoga Avenue, Woodland Hills, California 91367-2402, on the one hand (Superior Group, Superior National and Superior Pacific shall be referred to collectively as "SUPERIOR"), and RISK ENTERPRISE MANAGEMENT LIMITED ("REM"), a Delaware corporation, having its principal place of business at 59 Maiden Lane, New York, NY 10038, on the other hand. All of the parties hereto shall be referred to individually as a "party" and collectively as "parties."

                                   WITNESSETH:

        WHEREAS, SUPERIOR wishes to engage REM to provide certain consulting services ("Services") in connection with the ownership and formation of a new stock Delaware corporation formed exclusively for the purpose of administering certain insurance claims of Superior, which company shall be named Comprehensive Compensation Claims Management, Inc. ("3CM"), and REM is willing to perform such Services for SUPERIOR, subject to the terms and conditions of this Agreement; and

        WHEREAS, in consideration of the payment by SUPERIOR to REM of the fee specified in this Agreement and the indemnification of REM under the Stock Purchase, Indemnification, and Securityholders' Agreement (the "Stock Purchase and Indemnification Agreement"), a copy of which is attached hereto as Exhibit A, REM has agreed to hold seventy-five percent (75%) of the issued and outstanding common stock of 3CM and to appoint directors of 3CM.

        NOW THEREFORE, in consideration of the foregoing recitals, payment of the fees due hereunder, and the mutual promises and covenants contained herein, the parties hereby agree as follows:




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                                    ARTICLE I
                                   ENGAGEMENT

        SUPERIOR hereby engages REM to provide Services to SUPERIOR, and REM hereby accepts such engagement, all subject to and in accordance with the terms and provisions of this Agreement.

        Neither this Agreement nor any transaction contemplated hereunder shall be deemed to create any direct or indirect contractual or other relationship between SUPERIOR and REM except as set forth herein or to create a partnership or joint venture, affiliate, agency or similar relationship between SUPERIOR and REM.

        REM and SUPERIOR reserve absolutely and without limitation their respective rights to acquire, develop and engage, directly or indirectly, in any business undertakings and opportunities for themselves or as agent for any other.

                                   ARTICLE II
                               NATURE OF SERVICES

        The Services to be performed by REM under this Agreement at any time or for any time period shall include any services performed by REM for SUPERIOR in connection with 3CM and described in the Stock Purchase and Indemnification Agreement and additional services performed by REM at the request of SUPERIOR.

                                   ARTICLE III
                            COMPENSATION AND EXPENSES

        3.1    Compensation and Expenses

        3.1.1 Simultaneously with execution of this Agreement, SUPERIOR shall pay REM $507,500 in cash by wire transfer in accordance with the wire instructions attached hereto as Exhibit B; and thereafter, on or before each December 31 during the term of this Agreement, SUPERIOR shall pay an additional $500,000 to REM without notice, demand or setoff of any kind. Such sums shall be deemed fully earned by REM, not refundable and payable on these dates specified.

        3.1.2 ln addition to the amounts specified in paragraph 3.1.1, REM shall invoice SUPERIOR at its then current hourly rates attributable to Services performed under this Agreement plus Reimbursable Expenses, as defined herein. Services shall include only those activities related to REM acting as shareholder or its designees acting as directors of 3CM. For purposes of this paragraph, REM hourly rates are total employee costs per hour, including salary, benefits and overhead multiplied by 17.65%, the product of which is added to employee costs per hour. Overhead includes rent, the costs of forms, supplies, telephone,


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postage and other corporate or administrative expenses relating to the services so provided. "Reimbursable Expenses" are those which would normally be incurred in the rendering or performance of Services. They include, but are not limited to, any applicable data processing or telecommunications charges, temporary personnel, hotel, travel, living and out-of-pocket expenses incurred by REM in rendering services pursuant to this Agreement. The total amount of Services plus Reimbursable Expenses charged under this paragraph shall not exceed $250,000 in any calendar year unless SUPERIOR authorizes a higher amount in advance of such costs being incurred.

        3.1.3 Additionally, If Superior requests REM to perform any of the services described on Exhibit C attached hereto (the "Additional Services"), SUPERIOR shall pay REM for any such Additional Services at the rates specified on Exhibit C plus Reimbursable Expenses.

        3.2    Reporting: Timing of Payments

For Services performed by REM pursuant to paragraphs 3.1.2 and 3.1.3, REM shall deliver a statement of services to SUPERIOR for such fees and Reimbursable Expenses which shall describe, in reasonable detail, the nature of the Services or the Additional Services provided and the Reimbursable Expenses incurred in connection therewith. Superior shall make payment to REM pursuant to any such statement of services within 30 days of receipt.

        3.3    Taxes

SUPERIOR shall be responsible to pay directly to the applicable taxing authority or to REM, if imposed on REM, all federal, state and local taxes (other than net income taxes) which REM may be required to pay or collect or which may be incurred or assessed against REM, under any existing or future law, relating to the sale, delivery, rendering or provision of Services or Additional Services by REM.

                                   ARTICLE IV
                                 INDEMNIFICATION

        In connection with Services rendered by REM hereunder, SUPERIOR agrees to hold harmless, defend, release and indemnify REM and REM lndemnitees (as defined in and pursuant to Article VIII of the Stock Purchase and Indemnification Agreement) and in the same manner as provided therein, which indemnification is incorporated herein and made part hereof. The provisions of this Section shall survive the termination of this Agreement.



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                                    ARTICLE V
                              TERM AND TERMINATION

        5.1 Term. This Agreement shall commence on December 31, 1997 and shall be valid for an indefinite period of time and may be terminated by either party only in accordance with subsection 5.2 below.

        5.2    Termination.

        5.2.1 Superior may terminate this Agreement at any time upon 90 days prior written notice to REM. The date of such termination shall be the date as specified in such notice.

        5.2.2 REM may terminate this Agreement effective at any December 31 upon 90 days prior written notice to Superior. The date of such termination shall be the December 31 date specified in such notice.

                                   ARTICLE VI
                                  MISCELLANEOUS

        6.1 Governing Law. This Agreement, its validity, formation and interpretation and the rights and obligations of the parties arising under or in connection with it shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflict of laws rules. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by United States registered mail to its respective address set forth in the Agreement shall be effective service of process for any litigation brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement in the state of federal courts in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

        6.2 Currency. All payments hereunder shall be made in United States Dollars.

        6.3 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party hereto except that SUPERIOR may add as an additional party any regulated insurance subsidiary of Superior National Insurance Group, Inc.

        6.4 Notices. Wherever under this Agreement one party is required or permitted to give notice to the other, such notice shall be effected either by personal delivery in writing or


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by mail, registered or certified, postage prepaid, return receipt requested, to the following addresses:

               If to SUPERIOR:      Superior National Insurance Company
                                    26601 Agoura Road
                                    Calabasas CA
                                    Attention: General Counsel

               If to REM:           Risk Enterprise Management Limited
                                    59 Maiden Lane
                                    New York, New York 10038
                                    Attention: General Counsel

        Each party to this Agreement may from time to time change the address to which notices may be given by giving the other party written notice, in the manner provided in this Subsection, of the new address and the date upon which it will become effective. Notices delivered personally shall be deemed given upon receipt; mailed notices shall be deemed given three business days after mailing.

        6.5 Severability. If any provision of this Agreement is held to be void, illegal or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected in any way by the void, illegal or unenforceable provision or by its severance. Furthermore, in lieu of such severed provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such severed provision as may be possible and be valid, legal and enforceable.

        6.6 Captions. The Section and Subsection captions contained in this Agreement are for the convenience of reference only; such captions doe not constitute any part of the agreement between the parties and shall not be considered in the interpretation or construction of it.

        6.7 Entire Agreement: Amendments. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior written or oral agreements pertaining to such subject matter. This Agreement may be modified or amended only by a written instrument signed by both of the parties hereto.

        6.8 No third party rights. This Agreement shall be binding upon the parties executing this Agreement and their respective successors. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this


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Subsection 6.8, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original, but all of which taken together shall constitute one single agreement between the parties.

Executed and entered into as of the date first above written.

                                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

                                    BY:   /s/ Chris Seaman
                                        ----------------------------------------

                                    ITS:  Chief Financial Officer
                                        ----------------------------------------

                                    SUPERIOR PACIFIC CASUALTY COMPANY

                                    BY:   /s/ Chris Seaman
                                        ----------------------------------------

                                    ITS:  Chief Financial Officer
                                        ----------------------------------------

                                    SUPERIOR NATIONAL INSURANCE COMPANY

                                    BY:   /s/ Chris Seaman
                                       -----------------------------------------

                                    ITS:  Chief Financial Officer
                                        ----------------------------------------

                                    RISK ENTERPRISE MANAGEMENT LIMITED

                                    BY:   /s/ Michael Riney
                                        ----------------------------------------

                                    ITS:  Executive Vice President
                                        ----------------------------------------


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                                    EXHIBIT B

                           WIRE TRANSFER INSTRUCTIONS

        Bank:                       Risk Enterprise Management
                                    Citibank, NA
                                    399 Park Avenue
                                    New York, NY

        ABA#:                       021000089

        For the account of:         Risk Enterprise Management
        Account#:                   4067-5336

        Reference:                  Superior (National?) (Pacific?)

        Attention:                  S. Marcketta



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                                    EXHIBIT C

                               ADDITIONAL SERVICES


Utilization of any of the following services shall be at the sole option of Superior, provided however that Superior agrees that to the extent it acquires such services, REM shall be its exclusive provider:

        1. Leakage Assessment Services, at $110 per hour including on-site evaluation and report time;

        2. Leakage Management Training Services, at $150.00 per hour;

        3. Managed Care Services, other than those outsourced to Prudential or other vendors currently under contract to Superior:



                                                          Rate
                                                          ----
         Early Intervention Nursing/Telephonic Case
           Management                                     $75 Per Hour

         Field Case Management Services                   $80 Per Hour

         Hospital Precertification                        $100 Per Assignment

         Utilization Review                               $100 Per Assignment



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